FIRST INDUSTRIAL REALTY TRUST REPORTS
FOURTH QUARTER AND FULL YEAR 2024 RESULTS
•2025 NAREIT FFO Guidance Initiated at a Range of $2.87 to $2.97 Per Share/Unit, Approximately 10% Growth at the Midpoint
•Increased First Quarter 2025 Dividend to $0.445 Per Share, a 20.3% Increase
•Signed 4.7 Million Square Feet of Development Leases in 2024 Inclusive of Joint Venture, Second Highest Annual Total Since 2012; 1.4 Million Square Feet Signed in the Fourth Quarter
•Cash Rental Rates Up 50.8%, Second Consecutive Annual Increase Greater Than 50%
•33% Cash Rental Rate Increase on Leases Signed To-Date Commencing in 2025; 42% Increase Excluding 1.3 Million Square-Foot Fixed-Rate Renewal
•Cash Same Store NOI Growth of 9.3% in the Fourth Quarter, 8.1% for Full Year 2024
•Started Two Developments in the Fourth Quarter Totaling 679,000 Square Feet in Nashville and Lehigh Valley, Estimated Investment of $96 Million
•Sold Five Buildings for $25 Million in the Fourth Quarter; $163 Million Sold in 2024

CHICAGO, February 5, 2025 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of logistics real estate, today announced results for the fourth quarter and full year 2024. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.52 in the fourth quarter, compared to $0.67 a year ago. Full year 2024 EPS was $2.17, compared to $2.07 in 2023.

First Industrial's fourth quarter funds from operations (FFO) was $0.71 per share/unit on a diluted basis, compared to $0.63 per share/unit a year ago. Full year 2024 FFO was $2.65 per share/unit on a diluted basis, compared to $2.44 in 2023, a growth rate of 8.6%.

“In 2024, the First Industrial team delivered strong portfolio operating metrics and signed 4.7 million square feet of development leases, the second highest annual volume since we re-launched our development program in 2012,” said Peter E. Baccile, president and chief executive officer of First Industrial. “Our development leasing efforts were broad-based representing ten markets. Many thanks to our regional teams for this fantastic performance.”

Portfolio Performance

•In service occupancy was 96.2% at the end of the fourth quarter of 2024, compared to 95.0% at the end of the third quarter of 2024, and 95.5% at the end of the fourth quarter of 2023.
•In the fourth quarter, cash rental rates increased 41.4%. For the full year, cash rental rates increased 50.8%, which is the second highest annual increase in company history.
•The Company has achieved a cash rental rate increase of approximately 33% on leases signed to-date commencing in 2025 reflecting 59% of 2025 expirations by square footage. Excluding the 1.3 million square-foot fixed-rate renewal, the cash rental rate increase is 42%.
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•In the fourth quarter, cash basis same store net operating income before termination fees (“SS NOI”) increased 9.3%. For the full year, SS NOI increased 8.1% primarily reflecting increases in rental rates on new and renewal leasing and contractual rent escalations, partially offset by slightly lower average occupancy. Full year SS NOI excludes $4.5 million and $2.9 million of income related to the accelerated recognition of tenant improvement reimbursements recognized in the third quarter of 2024 and the first quarter of 2023, respectively.

Development Leasing Highlights

During the fourth quarter, the Company:
•Pre-leased 100% of the 542,000 square-foot First Rockdale VII in Nashville; commencement expected at building completion in the third quarter of 2025.
•Leased the remaining 50% of its 699,000 square-foot First Logistics Center @ 283 Building B in Central Pennsylvania; commenced in the fourth quarter of 2024.
•Leased 100% of the 83,000 square-foot First Elm Logistics Center in the Inland Empire; commenced in the fourth quarter of 2024.
•Leased 463,000 square feet of its 959,000 square-foot Building C in its Camelback 303 joint venture in Phoenix; commencement expected in the first quarter of 2025.

Investment and Disposition Highlights

During the fourth quarter, the Company:
•Commenced development of two projects totaling 679,000 square feet with an estimated total investment of $96 million comprised of:
◦First Rockdale VI in Nashville - 317,000 square feet; $33 million estimated investment.
◦First Park 33 Phase 1 in the Lehigh Valley - two buildings totaling 362,000 square feet; $63 million estimated investment.
•Acquired two land sites totaling 81 acres for a total of $26 million, one of which is the final parcel at First Park Miami.
•Sold five buildings comprised of 214,000 square feet for a total of $25 million.

For the full year 2024, the Company:
•Acquired five fully leased buildings totaling 264,000 square feet and two land sites for a total of $71 million.
•Sold 22 buildings comprised of 1.2 million square feet for a total of $163 million.

In the first quarter to-date of 2025, the Company:
•Sold two buildings in Detroit - 100,000 square feet, total of $12 million.

“We were pleased to sign a major lease in Nashville at our under-construction facility to a repeat customer. On the heels of this success, we launched development of a 317,000 square-foot facility at our park to serve additional tenant demand in the growing, low-vacancy Nashville market,” said Peter Schultz, executive vice president of First Industrial. “We also started a two-building 362,000 square-foot project in the Lehigh Valley targeting the smaller tenant segment of this critical East Coast supply chain location which we believe is underserved by new construction.”

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Common Stock Dividend Increased

Our board of directors declared a common dividend of $0.445 per share/unit for the quarter ending March 31, 2025 payable on April 21, 2025 to stockholders of record on March 31, 2025. The new dividend rate represents a 20.3% increase from the prior rate of $0.37 per share/unit.

“On the strength of our performance and aligned with our outlook for cash flow growth, our board increased our quarterly dividend rate by 20.3% for the first quarter of 2025,” added Mr. Baccile.

Outlook for 2025

“With the impact of completed and future development leasing and continuing strong operating performance, we expect to deliver growth in FFO per share of approximately 10% at the midpoint of our 2025 guidance,” stated Mr. Baccile. “Our team is focused on driving future cash flow growth from lease-up and realizing rental rate growth within our core portfolio while executing on all aspects of our development program.”

	Low End of	High End of
	Guidance for 2025	Guidance for 2025
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders and Unitholders	$1.57	$1.67
Add: Depreciation and Other Amortization of Real Estate (1)	1.35	1.35
Less: Gain on Sale of Real Estate Through February 5, 2025 (1)	(0.05)	(0.05)

NAREIT Funds From Operations	$2.87	$2.97

(1) Amounts include our share from a joint venture and are net of any associated income tax provision or benefit.

The following assumptions were used for guidance:
•Average quarter-end in service occupancy of 95.0% to 96.0%.
•SS NOI growth on a cash basis before termination fees of 6.0% to 7.0%. This range assumes 2025 bad debt expense of $1.0 million and excludes $4.5 million of income related to the 3Q24 accelerated recognition of a tenant improvement reimbursement.
•Includes the incremental costs expected in 2025 related to the Company’s completed and under construction developments as of December 31, 2024. In total, the Company expects to capitalize $0.09 per share of interest in 2025.
•General and administrative expense ("G&A") of $40.5 million to $41.5 million.
•Guidance does not include the impact of any future investments, property sales, debt repurchases prior to maturity, debt issuances, or equity issuances post the date of this press release.

Conference Call

First Industrial will host its fourth quarter and full year 2024 conference call on Thursday, February 6, 2025 at 10:00 a.m. CST (11:00 a.m. EST). The conference call may be accessed by dialing (877) 870-4263, passcode “First Industrial”. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s fourth quarter and full year 2024 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

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FFO Definition

First Industrial calculates FFO to be equal to net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provisions or benefits. Similar adjustments are made for our share of net income from an unconsolidated joint venture. This calculation methodology is in accordance with the NAREIT definition of FFO.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading U.S.-only owner, operator, developer and acquirer of logistics properties. Through our fully integrated operating and investing platform, we provide high quality facilities and industry-leading customer service to multinational corporations and regional firms that are essential for their supply chains. Our portfolio and new investments are concentrated in 15 target MSAs with an emphasis on supply-constrained, coastally oriented markets. In total, we own and have under development approximately 69.5 million square feet of industrial space as of December 31, 2024. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Statements

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act"). We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events; risks associated with security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; technological developments, particularly those affecting supply chains and logistics; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2023, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the Securities and
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Exchange Commission (the "SEC"). We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Senior Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
Statements of Operations and Other Data:
Total Revenues	$175,588	$157,276	$669,641	$614,027

Property Expenses	(47,872)	(41,157)	(182,821)	(165,655)
General and Administrative	(10,303)	(9,791)	(40,935)	(37,121)
Joint Venture Development Services Expense	(524)	(977)	(1,529)	(3,667)
Depreciation of Corporate FF&E	(177)	(188)	(732)	(853)
Depreciation and Other Amortization of Real Estate	(43,380)	(41,255)	(171,207)	(162,098)
Total Expenses	(102,256)	(93,368)	(397,224)	(369,394)
Gain on Sale of Real Estate	18,169	48,229	111,970	95,650
Interest Expense	(20,114)	(20,412)	(82,973)	(74,335)
Amortization of Debt Issuance Costs	(911)	(912)	(3,646)	(3,626)
Income from Operations Before Equity in Income of Joint Venture and Income Tax Provision	$70,476	$90,813	$297,768	$262,322
Equity in Income of Joint Venture	1,134	1,609	4,295	32,207
Income Tax Provision	(1,169)	(733)	(6,075)	(8,692)
Net Income	$70,441	$91,689	$295,988	$285,837
Net Income Attributable to the Noncontrolling Interests	(2,020)	(2,488)	(8,434)	(11,021)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$68,421	$89,201	$287,554	$274,816
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND AFFO (c)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$68,421	$89,201	$287,554	$274,816
Depreciation and Other Amortization of Real Estate	43,380	41,255	171,207	162,098
Depreciation and Other Amortization of Real Estate in the Joint Venture (a)	1,050	—	2,758	—
Net Income Attributable to the Noncontrolling Interests	2,020	2,488	8,434	11,021
Gain on Sale of Real Estate	(18,169)	(48,229)	(111,970)	(95,650)
Gain on Sale of Real Estate from Joint Venture (a)	(1,414)	(230)	(1,756)	(28,034)
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(93)	(165)	(636)	(501)
Income Tax Provision - Excluded from FFO (b)	710	314	4,542	7,311
Funds From Operations ("FFO") (NAREIT) (c)	$95,905	$84,634	$360,133	$331,061
Amortization of Equity Based Compensation	3,522	3,827	20,085	16,673
Amortization of Debt Discounts and Hedge Costs	105	105	417	417
Amortization of Debt Issuance Costs	911	912	3,646	3,626
Depreciation of Corporate FF&E	177	188	732	853
Non-incremental Building Improvements	(8,506)	(3,649)	(19,833)	(19,036)
Non-incremental Leasing Costs	(9,085)	(10,252)	(32,228)	(35,407)
Capitalized Interest	(1,956)	(2,778)	(8,283)	(13,791)
Capitalized Overhead	(1,386)	(1,857)	(7,547)	(8,810)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(9,034)	(6,587)	(22,628)	(24,814)
Adjusted Funds From Operations ("AFFO") (c)	$70,653	$64,543	$294,494	$250,772
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RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (c) AND NOI (c)
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$68,421	$89,201	$287,554	$274,816
Interest Expense	20,114	20,412	82,973	74,335
Depreciation and Other Amortization of Real Estate	43,380	41,255	171,207	162,098
Depreciation and Other Amortization of Real Estate in the Joint Venture (a)	1,050	—	2,758	—
Income Tax Provision - Allocable to FFO (b)	459	419	1,533	1,381
Net Income Attributable to the Noncontrolling Interests	2,020	2,488	8,434	11,021
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(93)	(165)	(636)	(501)
Amortization of Debt Issuance Costs	911	912	3,646	3,626
Depreciation of Corporate FF&E	177	188	732	853
Gain on Sale of Real Estate	(18,169)	(48,229)	(111,970)	(95,650)
Gain on Sale of Real Estate from Joint Venture (a)	(1,414)	(230)	(1,756)	(28,034)
Income Tax Provision - Excluded from FFO (b)	710	314	4,542	7,311
Adjusted EBITDA (c)	$117,566	$106,565	$449,017	$411,256
General and Administrative	10,303	9,791	40,935	37,121
Equity in FFO from Joint Venture, Net of Noncontrolling Interest (a)	(677)	(1,214)	(4,661)	(3,672)
Net Operating Income ("NOI") (c)	$127,192	$115,142	$485,291	$444,705
Non-Same Store NOI	(11,269)	(7,354)	(39,440)	(19,260)
Same Store NOI Before Same Store Adjustments (c)	$115,923	$107,788	$445,851	$425,445
Straight-line Rent	(2,093)	(3,980)	(3,960)	(16,226)
Above (Below) Market Lease Amortization	(608)	(613)	(2,726)	(3,189)
Lease Termination Fees	(418)	(22)	(589)	(297)
Same Store NOI (Cash Basis without Termination Fees) (c)	$112,804	$103,173	$438,576	$405,733

Weighted Avg. Number of Shares/Units Outstanding - Basic	135,105	134,794	135,092	134,777
Weighted Avg. Number of Shares Outstanding - Basic	132,377	132,304	132,369	132,264

Weighted Avg. Number of Shares/Units Outstanding - Diluted	135,531	135,132	135,426	135,249
Weighted Avg. Number of Shares Outstanding - Diluted	132,436	132,360	132,416	132,341

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$68,421	$89,201	$287,554	$274,816
Less: Allocation to Participating Securities	(49)	(58)	(211)	(232)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$68,372	$89,143	$287,343	$274,584

Basic Per Share	$0.52	$0.67	$2.17	$2.08
Diluted Per Share	$0.52	$0.67	$2.17	$2.07

FFO (NAREIT) (c)	$95,905	$84,634	$360,133	$331,061
Less: Allocation to Participating Securities	(185)	(29)	(700)	(648)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$95,720	$84,605	$359,433	$330,413

Basic Per Share/Unit	$0.71	$0.63	$2.66	$2.45
Diluted Per Share/Unit	$0.71	$0.63	$2.65	$2.44

Common Dividends/Distributions Per Share/Unit	$0.37	$0.32	$1.48	$1.28
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Balance Sheet Data (end of period):	December 31, 2024	December 31, 2023
Gross Real Estate Investment	$5,846,392	$5,714,080
Total Assets	5,261,426	5,175,765
Debt	2,209,303	2,224,304
Total Liabilities	2,515,398	2,540,660
Total Equity	2,746,028	2,635,105

		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2024	2023	2024	2023
(a)	Equity in Income of Joint Venture
	Equity in Income of Joint Venture per GAAP Statements of Operations	$1,134	$1,609	$4,295	$32,207
	Gain on Sale of Real Estate from Joint Venture	(1,414)	(230)	(1,756)	(28,034)
	Depreciation and Other Amortization of Real Estate in the Joint Venture	1,050	—	2,758	—
	Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest	(93)	(165)	(636)	(501)
	Equity in FFO from Joint Venture, Net of Noncontrolling Interest	$677	$1,214	$4,661	$3,672

(b)	Income Tax Provision
	Income Tax Provision per GAAP Statements of Operations	$(1,169)	$(733)	$(6,075)	$(8,692)
	Income Tax Provision - Excluded from FFO	710	314	4,542	7,311
	Income Tax Provision - Allocable to FFO	$(459)	$(419)	$(1,533)	$(1,381)

(c) Investors and analysts in the real estate industry commonly use funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO") as supplemental performance measures. While we consider net income, as defined by GAAP, the most appropriate measure of our financial performance, we acknowledge the relevance and widespread use of these supplemental performance measures for evaluating performance and financial position in the real estate industry. FFO principally adjusts for the effects of GAAP depreciation and amortization of real estate assets to account for the inherent assumption that real estate asset values rise or fall with market conditions. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA further evaluates the ability to incur and service debt, fund dividends and meet other cash obligations. AFFO provides a tool to further evaluate the ability to fund dividends, adjusting for additional factors such as straight-line rent and certain capital expenditures.

These supplemental performance measures are commonly used in various financial analyses including ratio calculations, pricing multiples/yields and returns and valuation metrics used to measure financial position, performance and value. We calculate our supplemental measures as follows:

FFO is calculated as net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provisions or benefits. Similar adjustments are made for our share of net income from an unconsolidated joint venture. This calculation methodology is in accordance with the NAREIT definition of FFO.
NOI is calculated as total property revenues minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is calculated as NOI plus equity in FFO from our investment in joint venture (net of noncontrolling interest), and minus general and administrative expenses.

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AFFO is calculated as adjusted EBITDA minus interest expense, capitalized interest and overhead, plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases, lease inducements and provision for income taxes allocable to FFO or plus income tax benefit allocable to FFO, plus amortization of equity based compensation and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available for debt repayment or dividend payments. They should not be considered substitutes of GAAP measures such as net income, cash flows or liquidity measures. Furthermore, the methodologies used to calculate these measures may vary across REITs, limiting comparability.

We consider cash basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2023 and held as an in service property through the end of the current reporting period (including certain income-producing land parcels), and developments and redevelopments that were placed in service prior to January 1, 2023 (the "Same Store Pool"). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Properties acquired with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Properties acquired that are less than 75% occupied at the date of acquisition are placed in service as they reach the earlier of reaching 90% occupancy or one year subsequent to acquisition. Developments, redevelopments and acquired income-producing land parcels for which our ultimate intent is to redevelop or develop on the land parcel are placed in service as they reach the earlier of 90% occupancy or one year subsequent to development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from joint venture, joint venture fees, joint venture development services expense, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI. Same store revenues for the twelve months ended December 31, 2024 exclude $4,455 related to accelerated recognition of a tenant improvement reimbursement associated with a tenant in Central Pennsylvania. Additionally, same store revenues for the twelve months ended December 31, 2023 exclude $2,934 related to accelerated recognition of a tenant improvement reimbursement associated with a departing tenant in Dallas. Excluding these adjustments, Same Store NOI growth, less termination fees, would have been 8.4% for the twelve months ended December 31, 2024.